SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Vertical Capital Income Fund

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person (s) Filing Proxy Statement, if Other Than the Registrant)

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200 Broadacres Drive, 3rd Floor Bloomfield, NJ 07003 P: 973.873.7700 F: 973.338.1430 www.allianceadvisors.com

September 4, 2019

URGENT NOTICE !

Re: Vertical Capital Income Fund

Dear Shareholder,

As you may know, Vertical Capital Income Fund recently had to adjourn our annual shareholder meeting because not enough shares voted to reach a quorum for the meeting. The annual meeting has been adjourned until September 11th, 2019

We need your vote today to hold our annual meeting!

Please help us achieve a quorum and to save additional solicitation expense by voting your shares today on the enclosed white voting instruction form. You may also call us at 833-782-7194 to vote your shares over the phone with one of our live agents. Please ensure you have your white voting instruction form in hand when speaking with a live agent.

This important vote will take only a moment of your time. Alliance Advisors has been engaged by Vertical Capital Income Fund to contact you.

Thank you in advance for your assistance with this matter.

Sincerely,

Robert J. Chapman

Chairman of the Board

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Alliance Advisors, LLC - 200 Broadacres Drive - Bloomfield NJ 07003

Additional Information about the Annual Meeting and Where to Find It

In connection with the Annual Meeting, the Fund has filed on June 21, 2019, with the SEC and furnished to the Fund’s shareholders on or around June 27, 2019 a Definitive Proxy Statement and WHITE proxy card pertaining to the Annual Meeting. Shareholders of the Fund are urged to read the Definitive Proxy Statement and other relevant documents that have been or may be filed with the SEC carefully and in their entirety because they contain important information about the Annual Meeting. Shareholders of the Fund may obtain the Definitive Proxy Statement and other relevant documents filed with the SEC free of charge at the SEC’s website at www.sec.gov or by directing a request to Stanton P. Eigenbrodt, Secretary, Vertical Capital Income Fund, 80 Arkay Drive, Suite 110, Hauppauge, NY 11788.

Participants in the Solicitation

The Fund’s Trustees, executive officers and Portfolio Manager and certain persons associated with the Fund’s investment adviser and its parent company may be deemed “participants” in the solicitation of proxies from shareholders of the Fund in favor of the approval of the Fund’s investment management agreement and the re-election of Mr. Boulware as a Trustee, to be voted on at the Annual Meeting. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of the Fund in connection with the Annual Meeting is set forth in the Definitive Proxy Statement, the Supplement and the other relevant documents filed by the Fund with the SEC. You can find information about the Fund’s Trustees, executive officers and other parties in the Definitive Proxy Statement and in subsequent reports filed with the SEC.